STOCK REPURCHASE AND CANCELLATION AGREEMENT

THIS STOCK REPURCHASE AND CANCELLATION AGREEMENT (“Agreement”), dated as of June 30, 2011, is made by and among On Time Filings, Inc., a Nevada corporation (“Company”) and Suzanne Fischer (“Seller”).

RECITALS

WHEREAS, the Company owns one hundred percent (100%) of the issued and outstanding shares of capital stock (the “Purchase Price Shares”) of OT Filings, Inc., a Nevada corporation (“OTF Sub”);

WHEREAS, Seller holds an aggregate of two hundred twenty three million three hundred seventy thousand (223,370,000) shares of common stock, $0.001 par value per share, of the Company (the “Shares”) which the Seller has agreed to transfer to the Company for cancellation (the “Repurchase”);

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of June 30, 2011 (the “Merger Agreement”), by and among the Company, Empowered Products, Inc., a Nevada corporation (“Acquiror”), and the Company’s wholly-owned subsidiary, EPI Acquisition Corp., a Nevada corporation (“Merger Sub”), pursuant to which Merger Sub shall merge with and into Acquiror (the “Merger”), and thereafter Acquiror shall continue as the surviving corporation as a wholly-owned subsidiary of the Company; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement and in exchange for the Repurchase, the Company shall transfer to Seller the Purchase Price Shares and Fifty Thousand Dollars ($50,000), on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Repurchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to repurchase from the Seller, and the Seller hereby agrees to sell to the Company, at the Closing (as defined below), all of the Seller’s right, title and interest in and to the Shares. At the Closing, (i) Seller shall deliver to Company the certificate or certificates representing the Shares, duly executed and endorsed for transfer to Company and (ii) the Shares shall be cancelled and retired by the Company and shall be of no further force or effect.

2.           Purchase Price.  The purchase price for the Shares shall be:

(a)           the transfer and delivery by the Company to Seller of a certificate or certificates representing the Purchase Price Shares duly endorsed to Seller, which delivery shall vest Seller with good and marketable title to the Purchase Price Shares, free and clear of all liens and encumbrances; and

(b)           Fifty Thousand Dollars ($50,000) payable in cash to Seller, by cashier’s check or wire transfer to Seller’s specified bank account.

3.           Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place at the offices of K&L Gates LLP, 10100 Santa Monica Blvd., 7th Floor, Los Angeles, California 90067, or at such other place as the parties may mutually agree, immediately after the closing of the Merger.

4.           Representations and Warranties of Seller. Seller represents and warrants to Company as of the date hereof as follows:

(a)           Authority and Enforceability. The Seller has all requisite power, legal capacity and authority to execute, deliver and perform the Seller’s obligations under this Agreement, including the transfer and sale of the Shares to the Company. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b)           Approvals. No action, approval, consent, authorization, notice or filing on the part of the Seller, including any action, approval, consent or authorization by or notice to or filing with any governmental or quasi-governmental agency, self-regulatory organization, commission, board, bureau or instrumentality, is necessary or required as to the Seller in order to permit the sale and transfer of the Shares in accordance with this Agreement.

(c)           No Breach of Law. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not violate any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, decree or other restriction of any governmental authority to which the Seller is subject or which otherwise is applicable to the Seller or the Shares.

(d)           Ownership of Shares. The Seller is the sole holder of record, of the Shares, free and clear of any and all liens, and upon transfer of the Shares to the Company pursuant to Section 1 hereof, the Company will acquire good, valid and marketable title to the Shares, free and clear of any and all liens.  The Shareholders have the sole and absolute right and power to sell, assign and transfer the Shares as provided in this Agreement, and there exist no restrictions on the transfer of the Shares to the Company.

5.           Representations and Warranties of Company. Company represents and warrants to Seller as of the date hereof as follows:

(a)           Authority and Enforceability.  The Company has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and general principles of equity.

(b)           Approvals.  No action, approval, consent, authorization, notice or filing, including, any action, approval, consent or authorization by or notice to or filing with any governmental or quasi-governmental agency, self-regulatory organization, commission, board, bureau or instrumentality, is necessary or required as to the Company in order to permit the sale and transfer of the Purchase Price Shares, in accordance with this Agreement.

(c)           Title to Purchase Price Shares.  Company is the sole record and beneficial owner of the Purchase Price Shares. At Closing, Company will have good and marketable title to the Purchase Price Shares, which Purchase Price Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.

6.           Miscellaneous.

(a)           Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

If to Company:

On Time Filings, Inc.
260 Newport Center Drive, Suite 100
Newport Beach, CA 92660
Attention: Suzanne Fischer

If to Seller:

Suzanne Fischer
260 Newport Center Drive, Suite 100
Newport Beach, CA 92660

(b)           Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. Facsimile and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed original signed copies of the executed documents provided by facsimile or PDF.

(c)           Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d)           Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer  any of its rights or obligations under this Agreement without the consent of each other party hereto.

(e)           No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any person, other than the parties hereto, and such permitted successors and assigns, any legal or equitable rights hereunder.

(f)           Governing Law. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of Nevada.

(g)           Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

(h)           Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(i)           Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

ON TIME FILINGS, INC.

By:	/s/ Suzanne Fischer
Name: Suzanne Fischer
Title: President

SUZANNE FISCHER

/s/ Suzanne Fischer
Suzanne Fischer